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                                                                         (j)(1)







                         INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
ING Variable Insurance Trust:

We consent to the reference to our firm under the heading "Independent Auditors" in the Statement of Additional Information.


                                  /s/KPMG LLP


Los Angeles, California

December 5, 2003